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                                    Exhibit 5

                OPINION AS TO LEGALITY OF SHARES BEING REGISTERED

       [LETTERHEAD OF MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.]

                                                     January 30, 2002

Biogen, Inc.
14 Cambridge Center
Cambridge, Massachusetts 02142

Ladies and Gentlemen:

         We have acted as counsel to Biogen, Inc., a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of a total of an additional 10,000,000 shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock"), to be offered for sale by the Company from time to time under the Biogen, Inc. 1985 Non-Qualified Stock Option Plan (the "Plan"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

         In connection with this opinion, we have examined the Company's Articles of Organization and Bylaws, both as currently in effect, such other records of the corporate proceedings of the Company as we deemed relevant, and the Registration Statement and the exhibits thereto.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when issued in accordance with the terms of the Plan and any applicable agreements thereto, will be duly and validly issued, fully paid and non-assessable shares of the Common Stock, free of statutory preemptive rights.

         Our opinion is limited to the federal law of the United States of America and the laws of the Commonwealth of Massachusetts, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

         We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.


                                          Very truly yours,


                                          /s/ Mintz, Levin, Cohn, Ferris,
                                              Glovsky and Popeo, P.C.

                                          Mintz, Levin, Cohn, Ferris,
                                            Glovsky and Popeo, P.C.